Please note: This Amendment #2 is a redlined copy of Amendment #1, a previous unmarked filing, and is provided to expedite your review of our Registration Statement. Please advise if we can provide any further assistance in this filing. Thank you.


               As filed with the SEC on March 7, 2001
                   SEC Registration  No. 333-55116

                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           Amendment No. 2
                                 to
                              FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      SUNDEW INTERNATIONAL, INC.
            ----------------------------------------------
            (Name of small business issuer in its charter)

   Delaware                      7389                     23-3067904
 ---------------     ----------------------------      ----------------
 (State or other     (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of      Classification Code Number)       Identification
 incorporation                                           Code Number)
 or organization)

                         1422 Chestnut Street
                        Suite #410, 4th floor
                     Philadelphia, PA 19102-2510
                        (215) 569-9176 Ext. 10
 -------------------------------------------------------------------------
 (Address and telephone number of registrant's principal executive offices and principal place of business)

                            Michael C. Tay
                         1422 Chestnut Street
                        Suite #410, 4th floor
                     Philadelphia, PA 19102-2510
                   Telephone: (215) 569-9176 Ext. 10
                      Telecopier: (215) 569-4710
      ----------------------------------------------------------
      (Name, address, and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                 Amount         Proposed Maximum   Proposed Maximum
Title of                         to be           Offering Price       Aggregate          Amount of
 Shares to be Registered       Registered         Per Share(1)      Offering Price    Registration Fee*
------------------------      --------------    ----------------   -----------------  -----------------
 Common Stock, $.001 par
  value..................     200,000 shares         $0.50             $100,000            $25.00
 Total...................     200,000 shares         $0.50             $100,000            $25.00
------------------------------------------------------------------------------------------------------

* Previously paid.

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


              SUBJECT TO COMPLETION DATED, MARCH 7, 2001

                             PROSPECTUS

                      SUNDEW INTERNATIONAL, INC.

                    200,000 SHARES OF COMMON STOCK

                    OFFERING PRICE $0.50 PER SHARE


      Up to 200,000 shares of common stock in this offering are being sold by Sundew. There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by our management in their discretion. The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors. Our common stock is not currently listed or quoted on any quotation medium. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any market for our stock will ever develop.



      Since incorporation we have not generated any revenues and have an accumulated deficit of $14,910. We are a development stage company with no history of operations. As of the date of this prospectus, we have $0 in cash. Accordingly, there exists substantial doubt as to our ability to continue as a going concern.

      This is a risky investment. We have described these risks under the caption "risk factors" begining on page ___.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

------------------------------------------------------------------------------
                             Price           Underwriting           Proceeds
                             To              Discounts and          To
                             Public          Commissions(2)         Company(1)
                             --------        --------------         ----------
 Per Share ...............   $   0.50             $0                $   0.50
 Total ...................   $100,000             $0                $100,000
------------------------------------------------------------------------------

(1) Before deducting expenses payable by us, estimated at approximately $15,500. This offering is self-underwritten, so we are not obligated to pay commissions or fees on the sales of any of our shares. This offering is for up to 200,000 common shares.
There is no minimum contingency, and the proceeds may be used in our discretion.


(2) The shares of common stock are being offered by Michael C. Tay, our sole officer and director.


            The date of this prospectus is March 7, 2001

                          TABLE OF CONTENTS
                          -----------------


                                                           PAGE
                                                           ----

Prospectus Summary......................................
Risk Factors............................................
  We are a development stage company
    with no operating history...........................
  Unless we are able to sell all of
    the shares offered, we may not be
    able to continue as a going concern.................
  Since this is a direct public offering
    and there is no underwriter,
    we may not be able to sell any
    shares ourselves....................................
  Our sole officer and director has
    significant control over stockholder
    matters, which will restrict the
    ability of minority stockholders to
    influence our activities............................
  Significant amounts of restricted
    stock may be sold by our sole
    officer and director and his
    affiliates..........................................
  Intense competition...................................
  Terms of offering-no minimum
    contingency.........................................
  Related party transactions and
    possible conflicts of interest......................
  Immediate and substantial dilution....................
  Dependence on single supplier.........................
  Federal import tax....................................
Use of Proceeds.........................................
Determination of Offering Price.........................
Dilution................................................
Plan of Distribution....................................
Special Note Regarding Forward-Looking
  Statements............................................
Directors, Executive Officers, Promoters
  and Control Persons...................................
Security Ownership of Certain Beneficial
  Owners and Management.................................
Description of Securities...............................
Shares Eligible for Future Sale.........................
Related Party Transactions..............................
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities...........................................
Business................................................
Management Discussion and Analysis or
  Plan of Operation.....................................
Legal Proceedings.......................................
Legal Matters...........................................
Experts.................................................
Available Information...................................
Financial Statements....................................
Subscription Agreement..................................


                    ------------------------------

                          PROSPECTUS SUMMARY

      This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "risk factors".

Corporate Background

      Sundew was organized on January 5, 2001, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. We are in the business of developing an Internet e-commerce web site which will sell high quality compatible cartridges and refill kits for the inkjet printer market, primarily to U.S. consumers, imported from the Far East. There can be no assurance that our common stock will ever develop a market.

      Sundew's principal office is currently located at 1422
Chestnut Street, Suite #410, Philadelphia, Pennsylvania 19102. Our telephone number at that location is (215) 569-9176 Ext. 10 and our facsimile number is (215) 569-4710. Our web site, still a work in progress, can be located at www.SundewProducts.com. The information on our web site is not part of this prospectus.


Additional Considerations

      Since inception, we have incurred substantial losses, resulting in an accumulated deficit of $14,910. As of the date of this prospectus, we have $0 in cash. In the next 12 months, we need to raise at least $40,500 from this offering to continue operations. There can be no assurance that we will be successful in raising this amount, and, thus, be able to satisfy our cash requirements, which primarily consist of legal and accounting fees at the present time. Accordingly, there exists substantial doubt as to our ability to continue as a going concern.


                             THE OFFERING

Common Stock Offered
  For Sale...................................  Up to 200,000 shares

Price to the Public..........................  $0.50 per share in cash

Use of Proceeds Primarily for................  Working capital

Number of Shares Outstanding
  Prior to the Offering......................  1,975,000

Number of Shares Outstanding
  After the Offering.........................  2,175,000

Plan of Distribution.........................  This is a direct public offering, with no commitment by anyone to purchase any shares.
                                               Our shares will be offered and sold by our
                                               sole executive officer and director, Michael
                                               C. Tay.

Terms of the Offering........................  This is a no minimum offering.  Accordingly, as shares are sold, we will use the money
                                               raised for our activities.  The offering
                                               will remain open until 180 days from the
                                               date of this prospectus, which may be
                                               extended for an additional 180 days at the
                                               discretion of the board of directors.  We
                                               cannot be certain that we will be able to
                                               sell sufficient shares to fund our
                                               operations adequately.



                     -----------------------------

                             RISK FACTORS

      You should carefully consider the risks described below before making an investment decision.

We are a development stage company with no operating history.

      We were incorporated in January 5, 2001, and are, therefore, in our development stage with no operating history. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, we have incurred losses of approximately $14,910 through January 31, 2001.

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern.

      Our independent certified public acountants have pointed out that we have an accumulated deficit and negative working capital so our ability to continue as a going concern is dependent upon obtaining additional financing for our planned operations. If we do not raise additional capital then you may lose your entire investment.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

      We have not retained an underwriter to sell these securities.
We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our sole officer and director, Michael
C. Tay will be selling shares himself and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

Our sole officer and director, Michael C. Tay, has significant control over stockholder matters, which will restrict the ability of minority stockholders to influence our activities.

      Our sole officer and director, Michael C. Tay, controls the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. After the closing of this offering, Michael C. Tay will beneficially own, in the aggregate, approximately 88% of our outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Sundew that might be beneficial to other stockholders. In addition, if a takeover is delayed, deterred or prevented, shareholders may be prevented from receiving a premium price for their shares.

Significant amounts of restricted stock may be sold by our sole officer and director, Michael C. Tay, and his affiliates.

      After the closing of this offering, our sole officer and director, Michael C. Tay, and his affiliates' will beneficially own, in the aggregate, approximately 91% of our outstanding common stock. Any sales of these shares in the public markets could adversely affect the market price of the stock.

Intense competition.

      Retail and wholesale sales of ink cartridges and refill kits on the Internet is an industry of intense competition, rapidly evolving and subject to constant technological change. Competitors with greater financial resources than us are more equipped to compete with us in this industry. There can be no assurance that we will be able to compete successfully.

Terms of offering-no minimum contingency.

      There is no minimum contingency or escrow of any funds received by us in this offering, and any funds received may be utilized by us for any corporate purpose as the funds are received. There will be no escrow of any of the proceeds of this offering.

Related party transactions and possible conflicts of interest.

      We have engaged in transactions with certain of our officer, director and principal stockholders. The terms of such transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in our favor. See "related party transactions."


Immediate and substantial dilution.

      The public offering price is substantially higher than the net tangible book value per share of the currently outstanding common stock. Immediately after this offering the book value of your shares will be approximately $0.04 per share. This represents an immediate and substantial dilution of $0.46, or 92%, from the purchase price you will pay in the offering assuming all the shares are sold. See "dilution."



Dependence on single supplier.

      We will rely on InkTec and its distributors as our sole source of supply for inkjet cartridges and refill kits. Any disruption of this source may result, at a minimum, in a temporary curtailment of our ability to market and sell these products on our web site, while a loss of this source may materially adversely affect our proposed operations and future prospects.



Federal import tax.

      The import of products from Korea is subject to U.S. Customs duty and certain import restrictions. In addition, there is the possibility of taxation and duties from the Korean government.

                           USE OF PROCEEDS

      The net proceeds to us from the sale of the 200,000 shares offered hereby at a public offering price of $0.50 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,500 for legal, accounting, printing and other costs in connection with the offering.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.



Percent of total shares offered              25%         50%         75%         100%
                                             ($)         ($)         ($)         ($)
                                          ---------   ---------   ---------   ---------
Shares sold                                 50,000     100,000     150,000     200,000
Gross proceeds from offering                25,000      50,000      75,000     100,000
Less: offering expenses                     15,500      15,500      15,500      15,500
Net proceeds from offering                   9,500      34,500      59,500      84,500
Use of net proceeds
  Web site improvement                       3,000       7,500      11,500      13,500
  Web site promotion                         1,500       9,000      16,000      25,500
  Management salaries                            0       5,000      10,000      15,000
  Employee salaries                          3,000       8,000      12,000      16,000
  Working capital                            2,000       5,000      10,000      14,500
                                          ---------   ---------   ---------   ---------
Total use of proceeds                        9,500      34,500      59,500      84,500
                                          =========   =========   =========   =========


      It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 200,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

      Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officer based upon his assessment of our needs.

      Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $6,000 is received, $3,000 will be used to pay for web site improvement, $1,500 will be used to promote our web site and the remaining $1,500 will be spent on employee salaries. If less than $3,000 is received, the entire amount will be applied toward web site improvement.

                   DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.


                               DILUTION

      You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      Dilution is the difference between the public offering price of $0.50 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

      Our net tangible book value prior to the offering, based on the January 31, 2001 financial statements, was $0 or $0 per common share. Prior to selling any shares in this offering, we had 1,975,000 shares of common stock outstanding. We are now offering up to 200,000 shares at $0.50 per share. If all shares* offered herein are sold, we will have 2,175,000 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net tangible book value, will be $84,500 or approximately $.04 per share. This would result in dilution to investors in this offering of $.46 per share, or 92% from the public offering price of $0.50 per share. Net tangible book value per share would increase to the benefit of our present stockholders from $0 prior to the offering to $.04 after the offering, or an increase of $.04 per share attributable to purchase of the shares by investors in this offering.

Dilution Table

      The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:



                                           50,000       100,000      150,000      200,000
                                         shares sold  shares sold  shares sold  shares sold
                                         -----------  -----------  -----------  -----------
Public offering price/share                 $0.50        $0.50        $0.50        $0.50
NTBV/share prior to offering                $0.00        $0.00        $0.00        $0.00
Increase attributable to new investors      $0.00        $0.02        $0.03        $0.04
Post offering pro forma NTBV/share          $0.00        $0.02        $0.03        $0.04
Dilution to new investors                   $0.50        $0.48        $0.47        $0.46
Percentage dilution                         100%         96%          94%          92%


-----
* It is possible we may not sell any of the shares, in which case our proceeds will be $0.

                         PLAN OF DISTRIBUTION

General

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 200,000 shares of our common stock at a price of $0.50 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our sole officer and director, Michael C. Tay, existing stockholders and affiliates may purchase shares in this offering. There is no limit to the number of shares they may purchase.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the National Association of Securities Dealers (the "NASD"), upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the NASD Bulletin Board, including:

      * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

      *  we must remain current in our filings;

      * we must find a member of the NASD to file a Form 211 on our behalf. The information contained within Form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

      We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker is Being Utilized in this Offering.

      As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The Offering Shall be Conducted by our President.

      Although our president is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

      He will restrict his participation to the following activities:

      A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

      B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C. Performing ministerial and clerical work involved in effecting any transaction.

No Escrow of Proceeds.

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990.

      The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend",
"expects," "plan," "anticipates," "believes," "estimates,"
"predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officer and Director

      The following table and subsequent discussion contains information concerning our sole director and executive officer, who will serve in the same capacity with us upon completion of the offering. Our sole executive officer was elected to his position in January, 2001.


Name              Age         Term Served           Title
-----------       ---         ---------------       -------------------------------
Michael C. Tay    65          Since inception       President, Secretary, Treasurer
                                                    and Director

      There are no other persons nominated or chosen to become director or executive officer nor do we have any employees other than above.

      Michael C. Tay has devoted full time since 1995 in managing his own investments in securities and real estate, including commercial, and residential real estate investments in undeveloped land as well as income producing properties, mutual funds and other securities investments, both debt and equity, in companies listed on exchanges such as AMEX or traded over-the-counter and listed on NASDAQ and the OTC Bulletin Board. Prior to 1995, Mr. Tay was a licensed real estate agent for Century 21 in Staten Island, New York. Mr. Tay will devote approximately 20 hours per week, equal to one quarter of his business time, on the business of Sundew.

      Our director hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Executive Compensation

      We have made no provisions for cash compensation to our sole officer and director, Michael C. Tay. Our management received 1,910,000 shares or restricted stock as a retainer for future services and in exchange for the development of our business plan. These 1,910,000 shares have been accepted as full compensation for management's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to our sole executive officer during the last fiscal year.

      We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officer and director in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our director and executive officer as a group:

                                                                      Percent       Percent
                             Title         Amount and Nature of       Before        After
Name and Address            of Class       Beneficial Ownership       Offering(1)   Offering(2)
------------------------    --------       --------------------       -----------   -----------
Michael C. Tay(3)            Common         1,910,000 shares,          96.70%        87.82%
1422 Chestnut St.                           direct ownership
Suite #410, 4th floor
Philadelphia, PA 19102

All officer & director       Common         1,910,000 shares,          96.70%        87.82%
as a group (1 person)                       direct ownership


-------------
(1)  Based on current outstanding common shares of 1,975,000.
(2) Assuming all 200,000 shares of common stock offered hereby are sold.
(3) Excludes 60,000 shares of common stock held by William Y. Tay, the son of our president, Michael C. Tay. Michael C. Tay and William Y. Tay each disclaim beneficial ownership in the shares of the other.

                      DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

      We are also presently authorized to issue 20,000,000 shares of $.001 par value preferred stock. Under our Certificate of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      We intend to use Holladay Stock Transfer, Inc., Scottsdale,
Arizona as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible for Future Sale

      Upon completion of this offering, we will have 2,175,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 200,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

      The remaining 1,975,000 of common stock held by existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of either Rule 144 or Rule 701. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

      * by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

      * by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                      RELATED PARTY TRANSACTIONS


      In connection with our organization, on January 5, 2001, Michael C. Tay was issued 1,910,000 shares of our restricted common stock in exchange for services, the business plan of Sundew, and Sundew's web site and domain name. These shares were issued under
Section 4(2) of the Securities Act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend. See "shares eligible for future sale."


      It is contemplated that we may enter into certain transactions with our sole officer and director, Michael C. Tay, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:


      We issued 60,000 shares of our restricted common stock on January 24, 2001 to William Y. Tay, the son of our president, Michael C. Tay, in exchange for corporate and securities consulting services. These shares are also subject to the resale restrictions of Rule 144 promulgated under the Securities Act of 1933, as amended.


      We presently have no office facilities but for the time being we will use as our business address the office of William Y. Tay, the son of our president, Michael C. Tay, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      We have no formal written employment agreement or other contracts with our sole officer, Michael C. Tay, and there is no assurance that the services to be provided by him, and facilities to be provided by Michael C. Tay, will be available for any specific length of time in the future. Michael C. Tay anticipates initially devoting up to approximately 20% of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, Michael C. Tay is prepared to devote more time to our affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined if and when such arrangements become necessary.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our director and officer to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officer and director, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officer and director as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officer and director, employees and agents against liabilities that may arise by reason of their status or service as director, officer, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as director and officer.

      We have agreed to the fullest extent permitted by applicable law, to indemnify our sole officer and director.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officer and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               BUSINESS


General

      Sundew was recently incorporated under the laws of the State of Delaware on January 5, 2001. We have not commenced business operations and we are considered a development stage enterprise.
To date, our activities have been limited to organizational matters, designing of our web site and the preparation and filing of the registration statement of which this prospectus is a part. We have no significant assets, and we are totally dependent upon the successful completion of this offering and additional offerings of our common stock within the next twelve months and receipt of the proceeds therefrom, of which there is no assurance, for the ability to commence our proposed business operations.


      Our mailing address is at 1422 Chestnut Street, Suite #410, 4th floor, Philadelphia, PA 19102. The telephone number of our principal executive office is (215) 569-9176 Ext. 10. Our web site can be located at http://www.SundewProducts.com. The information on our web site is not part of this prospectus.


Proposed Business


      Sundew hopes to be the number one seller of high quality compatible ink cartridges and refill kits for the inkjet printer market on the Internet through our e-commerce enabled web site.


      We plan to import these products from the Far East, primarily through InkTec Co., Ltd., a leading manufacturer of these products in Korea and most of the other Pacific Rim markets. We believe that InkTec's stringent quality control and integrated technology ensure the ink products produced by InkTec and to be marketed and distributed by Sundew, meet or exceed the original printer manufacturer's specifications. Although we had preliminary discussions with the principals of InkTec with regard to being a licensed distributor of their products, we have not entered into any contract as of the date of this prospectus. At the present time, our plan is to purchase these products from existing InkTec distributors in the United States.


      Government approval is not necessary for our business, and government regulations have no or only a negligible effect on their respective businesses.

      We have not booked any significant research and development costs and therefore do not expect to pass any of those costs to our customers. And we have not incurred any product development or research and development costs.

Internet Industry

      The Internet industry is a young industry, but one of the fastest growing industries in the country. Our management believes that with the proper marketing campaign, Sundew's e-commerce enabled web site can develop into the most popular site on the Internet to purchase inkjet printer supplies. We will avoid customer service problems by offering a money back if not satisfied guarantee, and providing free expedient shipping of product.

Marketing and Strategy

      We are developing an Internet web site with full electronic commerce capabilities, which offers our products for sale to the Internet consumer. In addition, we will promote our web site and our products by conventional advertising and marketing. After this offering is completed, we plan to develop an affiliate linking program targeted at any web site operator who will be paid on a commission basis for all sales referred through their web site.

      To help achieve our sales goals, we plan to implement an aggressive online marketing campaign. The objective will be to build awareness for Sundew in the online community and to continually acquire new visitors to our web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Sundew's online campaign will target sites that generate high traffic from Internet users who fit Sundew's customer profile. In order to create this market presence and increase customer awareness, we intend to promote our web site on the most effective search engines, directories and promotional sites the Internet offers. However, we have not yet fully develop our web site, and there can be no assurance that we will implement these programs.
The programs to establish visibility and increase traffic to our web site include directory submissions to make sure Sundew is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales or any computer related terms. Of course, there can be no assurance that Sundew can obtain such a status, but we will continually update our submissions to search engines to keep them current and will update our web site on a weekly basis. We will review our site data to optimize our listing. Once the web site data has been perfected, Sundew's web site will be submitted to the top 75 search engines and promotional web sites. While listing a web site with the search engines and promotional web sites is a high priority for the foundation of Sundew's Internet program, targeted links with web sites of similar interest is another powerful method of obtaining visitors that are interested in Sundew's web site.

      We will search for web sites of similar interest where it is likely to find our target audience to place targeted links. These links will increase targeted traffic to Sundew's web site.

      Sundew intends to design a professional banner and place it with various web sites on a "reciprocal" basis, at no charge to Sundew. We also plan to purchase online ad banners on highly trafficked web sites that appeal to Sundew's target audience. We will work with a nationally recognized media buying firm to research the web sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

      Online communities such as Mailing Lists, Newsgroups, and Online Service Forums tend to be very successful in driving traffic to web sites as Internet surfers use these communities to get advice from their peers. We will work with a firm to send electronic message postings about our offerings in the various online communities that are visited by our target audience. Companies specializing in Community Discussion Sending include Word of Net Promotions, Webpromote and Agency.

      Targeted e-mail announcements with information about Sundew's products and services will be sent to individuals who have expressed an interest in receiving information within targeted categories. These individuals have voluntarily signed up to receive these e-mail messages about specific topics and are more likely to read them. Response rates are expected to average between 5% to 10%. These efforts will results in Sundew's web site visits by these individuals because they have an interest in Sundew's products and services and can click-through Hyperlinks created in Sundew's e-mail announcement. Each e-mail message will contain a header that specifies that the e-mail was sent to the recipient because they had subscribed to a particular service.

      We expect to maintain a clean corporate image by practicing

"etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, we plan to only send targeted e-mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e-mail lists obtained from a third party source or compiled internally through our web site.

      We intend to announce our products and services on the web in press releases. We believe that favorable articles or editorial pieces about Sundew's web site can generate tremendous visibility and opportunity to sell our products and services. We will e-mail our press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

Products


      We plan to offer what management believes is the highest quality manufactured inkjet cartridges and refill kits at competitive prices. Our product line will include compatible ink cartridges for Canon inkjet printers and Epson inkjet printers, and easy, convenient and unique refill kits systems for HP printers.
We plan to carry cartridges or refill kits for every brand name printer. The following is a detail list of the products we intend to sell through our e-commerce enabled web site, when fully developed:


  * Refills for HP Deskjet and Deskwriter families or any other printer using HP51626A ink cartridges.

  * Refills for Apple Stylewriter (M8052), Stylewriter II (M8041), Canon Starwriter 70/80, BJ-10e, BJ-10ex, BJ-5/20, BJ-200/230,
    Brother HJ-100i, Start Micronics & StarJet SJ48, Lexmark/IBM 4070 IJ or any other printer using Canon BC-01/02 cartridges.

  * Ink cartridge for Canon BJ-300/330, IBM ExecJet 4072, Brother HJ-770 and Pacific Data Protracer or any printer using Canon BJI-642 or IBM 1380479 cartridges. Color ink cartridges for Canon BJC-600(E) or other printers using Canon BJI-201 series cartridges.

  * Color ink cartridges for Canon BJC-4000 or other printers using Canon BCI-21 series cartridges.

  * Ink cartridges for Epson Stylus Color or any other printers using Epson S020034 (Black) and S020036 (3 color) cartridges.

  * Ink cartridges for Epson Stylus 400/800+/1000 or any other printers using Epson S020025 cartridges.

  * Ink cartridges for Epson Stylus Color printer series including the 400, 500, 600 and 800, which utilize the following Epson cartridges: S020089, S020093, S020097 and
    S020108.

  * Ink cartridges for Epson Photo and Stylus Color 3000 will be available soon.

Patents

      We hold no patents for our products. Sundew is the registered owner of the Internet domain name, www.SundewProducts.com.

Regulation of the Internet

     In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not deal with the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

     Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect the opportunity of Sundew to derive financial benefit from such activities.

Employees

      Sundew presently employs its president, secretary and treasurer, Michael C. Tay, who will devote approximately 20 hours per week, equal to one quarter of his total business time, on the business of Sundew.

Properties

      Sundew has an oral agreement with William Y. Tay, the son of our president, Michael C. Tay, for use of office space, telephones and secretarial services supplied free of charge to Sundew. Sundew owns its Internet web site, and the Internet domain name, www.SundewProducts.com.

Patents

      Sundew has no patents or trademarks. Sundew owns the domain name, www.SundewProducts.com.

Competition

      The inkjet supplies business is competitive. Other companies making compatible inkjet cartridges and refill kit sales and other companies with one or more affiliate or retail locations have financial resources superior to Sundew, so there can be no assurance that Sundew's projected income will not be affected by its competition. There are also many other companies with greater financial resources than Sundew who offer inkjet supplies sales on the Internet, many of them have full e-commerce capabilities. Sundew's competitors include OnTel Products Corp. and JetFill, Inc., which are perhaps the most well known manufacturers and marketers of inkjet cartridge and refill kit supplies.

       MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with Sundew's audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.


History and Organization


      Sundew was recently incorporated on January 5, 2001. We have not commenced planned principal operations and we are considered a development stage enterprise. We hope to be engaged in the business of selling high quality ink cartridges and refill kits for the inkjet printer market, primarily to U.S. consumers, from our e-commerce equipped web site.


      In connection with organizing Sundew, on January 5, 2001, Michael C. Tay was issued 1,910,000 shares of restricted common stock in exchange for services, his first years' salary, the business plan of Sundew, and Sundew's web site and domain name, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and
financial information.   The amount of shares issued in exchange for
the business plan, the website domain name and the first years' salary was arbitrary, as we have not yet established a market for our common stock, but the minimum value was estimated to be $17,000. $5,000 of this was allocated to the business plan and domain names, which were acquired on January 5, 2001, and $12,000 to salary, which covers services to be rendered by Michael C. Tay up to and including January 4, 2002.



       On January 18, 2001, in exchange for web site development services rendered to Sundew's web site, valued at $1,000, we issued 5,000 shares of our common stock under Section 4(2) of the Securities Act of 1933, to Jeff Deell, a non-sophisticated investor with full access to all corporate information.



       On January 24, 2001, Sundew issued 60,000 shares of its common stock to William Y. Tay, the son of its president, Michael C. Tay, under Section 4(2) of the Securities Act of 1933, in exchange for corporate and securities consulting services rendered to us, such services were valued at $12,000. William Y. Tay is a sophisticated investor who had access to all corporate and financial information.


       Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever develop a market.

Plan of Operations - In General

      Our plan of operations is to be the number one seller of inkjet cartridges and refill kits on the Internet. We believe that inkjet cartridges from original printer manufacturer's are way too expensive for the average computer printer user. In that connection, we plan to sell the highest quality inkjet cartridges and refill kits that meets or exceed the original manufacturer's specifications at the lowest prices of any wholesaler or retailer of printer accessories on the Internet. To do this, we will seek to establish an aggressive marketing plan both on the Internet and conventionally.

      During the next twelve months, we plan to satisfy our cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that we will be successful in raising additional equity financing, and, thus, be able to satisfy our cash requirements, which primarily consist of legal and accounting fees at the present time.
We presently have no cash with which to satisfy any future cash requirements. We will need a minimum of $25,000 to satisfy our cash requirements for the next 12 months. We will not be able to operate if we do not obtain equity financing. We have no current material commitments. We depend upon capital to be derived from future financing activities such as subsequent offerings of our stock.
There can be no assurance that we will be successful in raising the capital we require. Our management believes that, if this offering and the subsequent private placements are successful, we will be able to generate revenue from online inkjet cartridge and refill kit sales and achieve liquidity within the next twelve months. We do not anticipate any further research and development of any products, nor do we expect to incur any research and development costs. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees.
We have no current material commitments. We have generated no revenue since our inception.

      Our Internet web site has established itself on over 1500
Internet search engines and Internet links, including, but not limited to Yahoo, Altavista, Excite, Lycos, and Dogpile. During the next twelve months, we plan to hire a small sales force of commission salesmen to supplement our Internet sales.

      We have no current plans, preliminary or otherwise, to merge with any other entity.

      We are still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.

                          LEGAL PROCEEDINGS

      We are not a party to or aware of any threatened litigation of a material nature.


                            LEGAL MATTERS

      To be filed by amendment.


                               EXPERTS

      The financial statements of Sundew International, Inc. for the period from inception on January 5, 2001 through January 31, 2001, included in this prospectus have been examined by Stan J.H. Lee & Co. CPAs, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                        AVAILABLE INFORMATION

      We filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Sundew International, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

      As of the date of this prospectus, we became subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

      Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Sundew International, Inc., 1422 Chestnut Street, Suite #410, 4th Floor, Philadelphia, PA 19102.

                                 -24-
















                      SUNDEW INTERNATIONAL, INC.
                    (A Development Stage Company)

                   INDEPENDENT AUDITOR'S REPORT and
                         FINANCIAL STATEMENTS

                           JANUARY 31, 2001
                      --------------------------














                                 -1-

                                 -25-




                      SUNDEW INTERNATIONAL, INC.
                    (A Development Stage Company)

                               INDEX
                               -----

                                                                       Page(s)
                                                                       -------
Independent Auditors' Report .........................................   3

Financial Statements

  Statement of Financial Position, as of January 31, 2001 ............   4

  Statement of Operations and Deficit for the period
    from January 5, 2001 (inception) through January 31, 2001 ........   5

  Statement of Stockholders' Equity for the period
    from January 5, 2001 (inception) through January 31, 2001 ........   6

  Statement of Cash Flows for the period
    from January 5, 2001 (inception) through January 31, 2001 ........   7

  Notes to Financial Statements ......................................   8-9


                                 -2-

                                 -26-




-------------------------------------------------------------------
Stan J.H. Lee & Co. CPAs                          Tel) 201-681-7475
a member firm of DMHD Hamilton Clark & Co.        Fax) 815-846-7550
2182 Lemoine Avenue
Fort Lee, NJ 07024
-------------------------------------------------------------------



                 INDEPENDENT AUDITOR'S REPORT


Board of Directors and management of
SUNDEW INTERNATIONAL, INC.
Philadelphia, PA


We have audited the accompanying balance sheet of Sundew International, Inc. [a development stage company] at January 31, 2001 and the related statement of operations, stockholders' equity and cash flows for the period beginning from January 5, 2001 (the date of inception) through January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Sundew International, Inc. [a development stage company] as of January 31, 2001 and the results of its operations and its cash flows for the period beginning from January 5, 2001 (the date of inception) through January 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Sundew International, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, Sundew International, Inc. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Stan J.H. Lee & Co. CPAs
----------------------------
Stan J.H. Lee & Co. CPAs

February 2, 2001
Fort Lee, NJ


                                 -3-

                                 -27-




                           SUNDEW INTERNATIONAL, INC.
                          [A Development Stage Company]

                                 BALANCE SHEET
                             As of January 31, 2001
                             ----------------------


ASSETS
------

CURRENT ASSETS:
  Cash and cash equivalents                             $          --
                                                        -------------
             Total Current Assets                                  --
                                                        -------------
                                                        $          --
                                                        =============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                      $          --
                                                        -------------
        Total Current Liabilities                                  --
                                                        -------------

STOCKHOLDERS' EQUITY:

  Preferred stock, $.001 par value,
   20,000,000 shares authorized,
   none issued and outstanding                                      -

  Common stock, $.001 par value,
   100,000,000 shares authorized,
   1,975,000 shares issued
   and outstanding                                              1,975

  Paid-in capital                                              12,935

  Deficit accumulated during the
    development stage                                         (14,910)
                                                        -------------
        Total Stockholders' Equity                                 --
                                                        -------------
                                                        $          --
                                                        =============

The accompanying notes are an integral part of this financial statement.

                                 -4-

                                 -28-





                           SUNDEW INTERNATIONAL, INC.
                          [A Development Stage Company]

                             STATEMENT OF OPERATIONS

                     for the period beginning January 5, 2001
                   (the date of inception) to January 31, 2001


REVENUE                                                    $        --

EXPENSES

   Stock based compensation:
   -------------------------
   Consulting fees - related party                             (12,000)
   Organization costs - related party                           (1,910)
   Web site development cost                                    (1,000)
                                                           ------------
LOSS BEFORE INCOME TAXES                                       (14,910)

Provision for income taxes                                           -
                                                           ------------

NET LOSS                                                   $   (14,910)
                                                           ============

LOSS PER COMMON SHARE                                      $      (.01)
                                                           ============


The accompanying notes are an integral part of this financial statement.

                                 -5-

                                 -29-




                           SUNDEW INTERNATIONAL, INC.
                          [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                     for the period beginning January 5, 2001
                   (the date of inception) to January 31, 2001

                                                                                         Deficit
                                                                                       Accumulated
                                  Preferred Stock        Common Stock                   During the
                               --------------------- ---------------------  Paid-in     Development
                                  Shares     Amount     Shares    Amount    Capital       Stage         Total
                               ----------- --------- ----------- --------- ----------  -----------   -----------
Shares issued to founder
  for services; at
  inception (January 5, 2001),
  at par value                         --        --   1,910,000     1,910         --           --         1,910

Issuance of shares at
  par value for services
  rendered, January 18, 2001           --        --       5,000         5        995           --         1,000

Issuance of shares at
  par value for services
  rendered, January 24, 2001           --        --      60,000        60     11,940           --        12,000

Net loss for the period ended
  January 31, 2001                     --        --          --        --         --      (14,910)      (14,910)
                               ----------- --------- ----------- --------- ----------  -----------   -----------
BALANCE, January 31
  2001                                 --        --   1,975,000     1,975     12,935      (14,910)           --
                               =========== ========= =========== ========= ==========  ===========   ===========


The accompanying notes are an integral part of this financial statement.

                                 -6-

                                 -30-





                           SUNDEW INTERNATIONAL, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                     for the period beginning January 5, 2001
                   (the date of inception) to January 31, 2001


Cash Flows to Provided by Operating Activities:

  Net loss                                                      $    (14,910)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    issuance of stock for services                                    14,910
                                                                ------------
            Net Cash Provided (Used) by Operating Activities              --
                                                                ------------
Cash Flows Provided by Investing Activities                               --
                                                                ------------
            Net Cash Provided by Investing Activities                     --
                                                                ------------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                    --
                                                                ------------

            Net Cash Provided by Financing Activities                     --
                                                                ------------
Net Increase in Cash                                                      --

Cash at Beginning of Period                                               --
                                                                ------------
Cash at End of Period                                           $         --
                                                                ============

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
   Interest                                                     $         --
   Income taxes                                                 $         --


The accompanying notes are an integral part of this financial statement.

                                 -7-

                                 -31-




                      SUNDEW INTERNATIONAL INC.
                    [A Development Stage Company]

                    NOTES TO FINANCIAL STATEMENTS
                          January 31, 2001
                          ----------------


NOTE 1.  GOING CONCERNS.
------------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2. DESCRIPTION OF THE BUSINESS
-----------------------------------

Sundew International, Inc.("Sundew") was incorporated under the laws of the State of Delaware on January 5, 2001. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware including, without limitation, to provide sales of compatible inkjet printer cartridges and refill kits on the Internet.

Sundew has been in the development stage since its formation on January 5, 2001. Planned principal operations have only recently commenced since then, but Sundew has not generated any significant revenue.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------

A.  Sundew uses the accrual method of accounting.

B. Sundew's policy is to recognize revenue upon shipment of ordered goods and record an estimate against revenues for possible returns based upon Sundew's historical return rate. Subject to certain limitations, customers have the right to return product within 30 days if they are not completely satisfied. Sundew believes sales are final upon shipment of goods based upon the following criteria under SFAS 48 and SAB 101:

  - Price to the customer is fixed at the time an order is placed.

  - The customers have paid, or are obligated to pay, Sundew.

  - The customers' obligation to pay does not change in the event of theft, damaged product, etc. (A claim must be filed to issue credit.)

  - Customers are verified through credit investigations for economic substance before goods are shipped.

  - Sundew is not obligated for future performance to any of its customers.

  - Future returns can be reasonably estimated based on historical data.

Expenses are realized and recorded when invoiced.

C. Sundew considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. Sundew currently has no cash equivalents.

D. Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements.

E. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 4. INCOME TAXES
--------------------

Sundew has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are

                                 -8-

                                 -32-






                      SUNDEW INTERNATIONAL INC.
                    [A Development Stage Company]

                    NOTES TO FINANCIAL STATEMENTS
                          January 31, 2001
                          ----------------


determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Sundew has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met.

Sundew shares office space and telephone services from the son of the President of Sundew at no charge.

NOTE 5.  FISCAL YEAR END.
-------------------------

Sundew's fiscal year end is December 31st.

NOTE 6.  RELATED PARTY TRANSACTIONS.
------------------------------------

Sundew issued unregistered common stock to its President, in exchange for services as President, Secretary and Treasurer, and to non management consultants in exchange for their services, which was based on the number, and fair value of shares issued as determined by Sundew's Board of Directors, has been reflected as consulting services, organization costs and web site development cost in the accompanying statements of operations. These shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

NOTE 7.  SUBSEQUENT EVENTS.
---------------------------

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 200,000 shares of its previously authorized but unissued common stock. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $.50 per share has been arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The Company plans to have its sole officer sell the shares without any discounts or other commissions.

NOTE 8.  PREFERRED AND COMMON STOCK ISSUED
------------------------------------------

The Company is authorized to issue 20,000,000 shares of preferred stock at $.001 par value with such designations, voting and other rights and preference as may be determined from time to time by the Board of Directors. The Company did not issue any shares of its preferred stock as of January 31, 2001.

The Company is authorized to issue 100,000,000 shares of common stock at $.001 par value. At the inception (January 5, 2001), the Company issued 1,910,000 common shares to founder for organization cost of $1,910, on January 18, 2001, 5,000 common shares for web site development cost of $1,000 and on January 24, 2001, 60,000 common shares for consulting fee to a related party in the amount of $12,000. As of January 31, 2001, total of 1,975,000 common shares are issued and outstanding.

                                 -9-

--------------------------------------------------------------------

No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.




                      SUNDEW INTERNATIONAL, INC.

                            200,000 SHARES

                             COMMON STOCK

                           $0.50 PER SHARE



                              ----------
                              PROSPECTUS
                              ----------



                       Sundew International, Inc.
                          1422 Chestnut Street
                          Suite #410, 4th Floor
                       Philadelphia, PA 19102-2510
                         (215) 569-9176 Ext. 10


                             March 7, 2001



Until ______________, 2001 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------


           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

            (a) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2. The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount
                                          ----------
SEC registration fee                      $    25.00
Blue sky fees and expenses                  3,000.00
Printing and shipping expenses              2,000.00
Legal fees and expenses                     5,000.00
Accounting fees and expenses                2,000.00
Transfer and miscellaneous expenses         3,475.00
                                          ----------
       Total                              $15,500.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.


      In connection with organizing Sundew, on January 5, 2001, Michael C. Tay was issued 1,910,000 shares of restricted common stock in exchange for services, the business plan of Sundew, and Sundew's web site and domain name. The shares were issued at par, $.001 per share, which Sundew believes represents the fair value of the services performed by Michael C. Tay. The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.



      On January 18, 2001, Sundew issued 5,000 shares of its restricted common stock to Jeff Deell in exchange for web site development services rendered to Sundew's web site. The shares were issued at par, $.001 per share, which Sundew believes represents the fair value of the services performed by Mr. Deell. The foregoing purchase and sale to this non-sophisticated investor with full access to all corporate information were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.



      On January 24, 2001, Sundew issued 60,000 shares of its restricted common stock to William Y. Tay, the son of its president, Michael C. Tay, in exchange for corporate and securities consulting services. The shares were issued at par, $.001 per share, which Sundew believes represents the fair value of the services performed by William Y. Tay. The foregoing purchase and sale to this sophisticated investor who had access to all corporate information were exempt from registration under the Securities Act, as amended, pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.



      Each of the purchaser listed above represented his intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.


Item 27. Exhibits Index.

      The exhibits marked with an "*" have already been filed.
The remaining exhibits are filed with this Registration Statement:

 Number            Exhibit Name
 -------           ------------
 *1.1              Subscription Agreement
 *3.1              Certificate of Incorporation
 *3.2              By-Laws
 *4.1              Form of Common Stock Certificate
  5.1              Opinion Regarding Legality(1)
 23.1              Consent of Expert
 24.1              Consent of Counsel(1)
 *27               Financial Data Schedule

--------------
(1) To be filed by amendment.

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I.  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Philadelphia, State of Pennsylvania, on March 7, 2001.


                                   Sundew International, Inc.

                                   /s/ Michael C. Tay
                                   ------------------------------
                                   President and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                                   /s/ Michael C. Tay
                                   ------------------------------
                                   Michael C. Tay
                                   President/Secretary/
                                   Treasurer/Director

Date: March 7, 2001


                                   /s/ Michael C. Tay
                                   ------------------------------
                                   Michael C. Tay
                                   Chief Accounting Officer

Date: March 7, 2001

              As filed with the SEC on March 7, 2001
                  SEC Registration No. 333-55116




                  SECURITIES AND EXCHANGE COMMISSION



                        WASHINGTON, D.C. 20549







                               EXHIBITS

                                  TO

                        REGISTRATION STATEMENT

                             ON FORM SB-2

                                UNDER

                      THE SECURITIES ACT OF 1933








                      SUNDEW INTERNATIONAL, INC.






(Consecutively numbered pages __ through __ of this Registration Statement)

                          INDEX TO EXHIBITS


---------------------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT             LOCATION
NUMBER
---------------------------------------------------------------------------
1.1                     Subscription Agreement        Initial filing

---------------------------------------------------------------------------
3.1                     Certificate of                Initial filing
                        Incorporation
---------------------------------------------------------------------------
3.2                     Bylaws                        Initial filing

---------------------------------------------------------------------------

5.1                     Opinion as to the Legality    To be filed by
                        of the Securities             amendment

---------------------------------------------------------------------------
4.1                     Form of Common Stock          Initial filing
                        Certificate
---------------------------------------------------------------------------
23                      Consent of Stan J.H. Lee      This Filing
                        & Co. CPAs                    Page 44
---------------------------------------------------------------------------